Exhibit (23.1)


    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the

Registration Statement of Eastman Kodak Company on Form S-8

(No. 333-43524) of our report, dated June 21, 2005, relating to the financial statements of Eastman Kodak Employees'

Savings and Investment Plan, which appears in this Annual

Report on Form 11-K.



Respectfully Submitted,


/s/ Insero, Kasperski, Ciaccia & Co., P.C.
Insero, Kasperski, Ciaccia & Co., P.C.
Certified Public Accountants

Rochester, New York
June 21, 2005